EXHIBIT 10.2

DEBT CONVERSION, ACCORD AND SATISFACTION AGREEMENT

This Debt Conversion, Accord and Satisfaction Agreement, dated August 22, 2017 (the “Conversion Agreement”), is made between Pure Energy 714, LLC (“Pure Energy”) and CSA Holdings, Inc. (“CSA”, and together with Pure Energy, the “Parties”, and each, a “Party”).

WHEREAS, on August 3, 2016, the CSA issued a convertible note having an aggregate principal amount of $55,125 to LG Capital Funding, LLC (“Note”);

WHEREAS, the Note was purchased by Pure Energy on February 1, 2017 per a debt purchase agreement between LG Capital Funding, LLC and Pure Energy; and

WHEREAS, the Parties wish to satisfy all obligations under the Note pursuant to the terms of this Conversion Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Termination of the Agreement. Subject to the terms and conditions of this Conversion Agreement, the Note is hereby cancelled and all obligations of CSA thereunder are held in full accord and satisfaction.

2. Certain Rights and Obligations/Payment. As material consideration for the covenants, agreements and undertakings of the Parties under this Conversion Agreement:

(a) Contemporaneously with the execution of this Conversion Agreement, CSA shall issue to Pure Energy 7,000,000 shares of CSA common stock without restrictive legend. The issuance of the 7,000,000 shares of CSA common stock are a condition precedent for the effectiveness of the release set forth in Section 4.

(b) Contemporaneously with the execution of this Conversion Agreement, Pure Energy shall return the Note to CSA stamped “CANCELLED – PAID IN FULL”.

3. Unregistered Securities. The securities issued pursuant to this Conversion Agreement have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), and are being issued to the applicable Party in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act based on the representations and warranties made by such Party.

4. Mutual Release. In consideration of the covenants, agreements and undertakings of the Parties under this Conversion Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, directors, shareholders, members, successors and assigns (collectively, “Releasors”) hereby releases, waives and forever discharges the other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, representatives, permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all actions, causes of action, suits, losses, liabilities, rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty or equity (collectively, “Claims”), which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the date of this Conversion Agreement arising out of or relating to the Note, except for any Claims relating to rights and obligations preserved by, created by or otherwise arising out of this Conversion Agreement.

5. Representations and Warranties.

(a) Each Party hereby represents and warrants to the other Party that:

(i) It has the full right, power and authority to enter into this Conversion Agreement and to perform its obligations hereunder.

(ii) The execution of this Conversion Agreement by the individual whose signature is set forth at the end of this Conversion Agreement on behalf of such Party, and the delivery of this Conversion Agreement by such Party, have been duly authorized by all necessary action on the part of such Party.

(iii) This Conversion Agreement has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(b) Pure Energy represents and warrants that it is not an “affiliate” of CSA as such term is used and defined in the 1933 Act and the rules promulgated thereunder.

6. Indemnification. Pure Energy shall defend, indemnify and hold harmless CSA against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees arising from (a) a third party seeking to collect under the Note, or (b) breach of this Conversion Agreement.

7. Miscellaneous.

(a) Any notice or other communication under this Conversion Agreement shall be in writing and shall be deemed to have been given if delivered personally or by registered or certified mail, postage prepaid, addressed to the recipient at the last known address of the recipient. Either Party may designate another address in writing from time to time.

(b) This Conversion Agreement will be construed and interpreted in accordance with the laws of the State of Nevada without regard to conflict of law principles.

(c) This Conversion Agreement contains the entire understanding of the Parties with respect to the subject matter hereof.

(d) This Conversion Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the Parties.

(e) This Conversion Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Conversion Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this Conversion Agreement on the date first written above.

Pure Energy 714, LLC

By /s/ Lou Sorrentino Name: Lou Sorrentino

CSA Holdings, Inc.

By /s/ Tom Sicilino Name: Tom Siciliano Title: President

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